                                                                       EXHIBIT 3


                          RESTATED ARTICLES OF INCORPORATION

                                          OF

                             THE ST. PAUL COMPANIES, INC.


                                      ARTICLE I

     The name of the corporation is THE ST. PAUL COMPANIES, INC.


                                      ARTICLE II

     The address of the registered office of the corporation is 385 Washington Street, St. Paul, Minnesota 55102.


                                     ARTICLE III

     The aggregate number of shares that the corporation has authority to issue is four hundred eight-five million shares which shall consist of five million undesignated shares and four hundred eighty million shares of voting common stock. All shares of voting common stock shall have equal rights and preferences. The board of directors of the corporation is authorized to establish, from the undesignated shares, one or more classes and series of shares, to designate each such class and series and to fix the relative rights and preferences of each such class and series, provided that in no event shall the board of directors fix a preference with respect to a distribution in liquidation in excess of $100 per share plus accrued and unpaid dividends, if any. No shares shall confer on the holder any right to cumulate votes in the election of directors. All shareholders are denied preemptive rights, unless, with respect to some or all of the undesignated shares, the board of directors shall grant preemptive rights. The corporation may, without any new or additional consideration, issue shares of voting common stock or any other class or series pro rata to the holders of the same or one or more other classes or series of shares.

     Each share of common stock with a par value of One Dollar Fifty Cents which is issued and outstanding (and has not been reacquired by the corporation) as of the effective date of these Restated Articles of Incorporation is hereby reclassified into one share of voting common stock and each certificate representing a share or shares of common stock with a par value of One Dollar Fifty Cents shall represent the same number of shares of voting common stock. [AMENDED ON 5/5/98.]

                                      ARTICLE IV

     An action required or permitted to be taken at a board meeting may be taken by written action signed by the number of directors that would be required to act in taking the same action at a meeting of the board at which all directors were present.


                                      ARTICLE V

     Where shareholder approval, authorization or adoption is required by Chapter 302A, Minnesota Statutes, for any of the following transactions, the vote required for such approval, authorization or adoption shall be the affirmative vote of the holders of at least two-thirds of the voting power of all voting shares:

     (a)  Any plan of merger;

     (b)  Any plan of exchange;

     (c) Any sale, lease, transfer or other disposition of all or substantially all of the corporation's property and assets, including its good will, not in the usual and regular course of its business; or

     (d)  Any dissolution of the corporation.

     The shareholder vote required for approval, authorization or adoption of an amendment to these Restated Articles of Incorporation (other than an amendment to this article) shall be the affirmative vote of the holders of at least one-half of the voting power of all voting shares. The shareholder vote required for approval, authorization or adoption of an amendment to this article shall be the affirmative vote of the holders of at least two-thirds of the voting power of all voting shares. The provisions of this article are not intended either to require that the holders of the shares of any class or series of shares vote separately as a class or series or to affect or increase any class or series vote requirement of Chapter 302A, Minnesota Statutes.


                                      ARTICLE VI

     A director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, to the full extent such immunity is permitted from time to time under the Minnesota Business Corporation Act.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                    STATEMENT OF THE ST. PAUL COMPANIES, INC.

                                 WITH RESPECT TO
                      SERIES B CONVERTIBLE PREFERRED STOCK
                    Pursuant to Section 302A.401, Subd. 3(b)
                              of Minnesota Statutes

        The undersigned officers of The St. Paul Companies, Inc. (the "Corporation"), being duly authorized by the Board of Directors of the Corporation, do hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation on January 24, 1990 pursuant to Minnesota Statutes, Section 302A.401, Subd. 3(a):

         RESOLVED, That there is hereby established, out of the presently available undesignated shares of the Corporation, a series of Preferred Stock of the Corporation designated as stated below and having the relative rights and preferences that are set forth below (the "Series"):

         1. Designation and Amount. The Series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred"). The number of shares constituting the Series shall be one million four hundred fifty thousand (1,450,000), which number may from time to time be decreased (but not below the number of shares then outstanding) by action of the Board of Directors of the Corporation (the "Board of Directors"). Shares of Series B Preferred shall have a preference upon liquidation, dissolution or winding up of the Corporation of One Hundred Dollars ($100.00) per share, which preference amount does not represent a determination by the Board of Directors for the purpose of the Corporation's capital accounts.

         2. Rank. The Series B Preferred shall, with respect to dividend rights and rights on liquidation, winding up or dissolution of the Corporation, rank prior to the Corporation's Series A Junior Participating Preferred Stock and to the Corporation's voting common stock (the "Common Stock") (together, the "Junior Stock") and shall, with respect to dividend rights and rights on liquidation, winding up or dissolution of the Corporation, rank junior to all other classes and series of equity securities of the Corporation, now or hereafter authorized, issued or outstanding, other than any classes or series of equity securities of the Corporation ranking on a parity with the Series B Preferred as to dividend rights and rights upon liquidation, winding up or dissolution of the Corporation (the "Parity Stock").

         3. Dividends. (a) Holders of outstanding shares of Series B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent permitted by applicable law, cumulative quarterly cash dividends at the annual rate of Eleven and 724/1000 Dollars ($11.724) per share, in preference to and in priority over any dividends with respect to Junior Stock.

         (b) Dividends on the outstanding shares of Series B Preferred shall begin to accrue and be cumulative (regardless of whether such dividends shall have been declared by the Board of Directors) from and including the date of original issuance of each share of the Series B Preferred, and shall be payable in arrears on January 17, April 17, July 17 and October 17 of each year (each of such dates a "Dividend Payment Date"), commencing April 17, 1990. Each such dividend shall be payable to the holder or holders of record as they appear on the stock books of the Corporation at the close of business on such record dates, not more than thirty (30) calendar days and not less than ten (10) calendar days preceding the Dividend Payment Dates therefor, as are determined by the Board of Directors (each of such dates a "Record Date"). In any case where the date fixed for any dividend payment with respect to the Series B Preferred shall not be a Business Day, then such payment need not be made on such date but may be made on the next preceding Business Day with the same force and effect as if made on the date fixed therefor, without interest.

         (c) The amount of any dividends "accumulated" on any share of Series B Preferred at any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accrued thereon to and excluding such Dividend Payment Date regardless of whether declared, and the amount of dividends "accumulated" on any share of Series B Preferred at any date other than a Dividend Payment Date shall be calculated as the amount of any unpaid dividends accrued thereon to and excluding the last preceding Dividend Payment Date regardless of whether declared, plus an amount calculated on the basis of the annual dividend rate for the period from and including such last preceding Dividend Payment Date to and excluding the date as of which the calculation is made (regardless of whether declared). The amount of dividends payable with respect to a full dividend period on outstanding shares of Series B Preferred shall be computed by dividing the annual dividend rate by four and the amount of dividends payable for any period shorter than a full quarterly dividend period (including the initial dividend period) shall be computed on the basis of thirty (30)-day months, a three hundred sixty (360)-day year and the actual number of days elapsed in the period.

         (d) So long as the shares of Series B Preferred shall be outstanding, if (i) the Corporation shall be in default or in arrears with respect to the payment of dividends (regardless of whether declared) on any outstanding shares of Series B Preferred or any other classes or series of equity securities of the Corporation other than Junior Stock or (ii) the Corporation shall be in default or in arrears with respect to the mandatory or optional redemption, purchase or other acquisition, retirement or other requirement of, or with respect to, any sinking or other similar fund or agreement for the redemption, purchase or other acquisition, retirement or other requirement of, or with respect to, any shares of the Series B Preferred or any other classes or series of equity securities of the Corporation other than Junior Stock, then the Corporation may not (A) declare, pay or set apart for payment any dividends on any shares of Junior Stock, or (B) make any payment on account of, or set apart payment for, the purchase or other acquisition, redemption, retirement or other requirement of, or with respect to, any sinking or other similar fund or agreement for the purchase or other acquisition, redemption, retirement or other requirement of, or with respect to, any shares of Junior Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into Junior Stock, other than with respect to any rights that are now or in the future may be issued and outstanding under or pursuant to the Shareholder Protection Rights Agreement dated as of December 4, 1989 between the Corporation and First Chicago Trust Company of New York as Rights Agent, as it may be amended in any respect or extended from time to time or replaced by a new shareholders' rights plan of any scope or nature (provided that in any amended or extended plan or in any replacement plan any redemption of rights feature permits only nominal redemption payments) (the "Rights Agreement"), or (C) make any distribution in respect of any shares of Junior Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into Junior Stock, whether directly or indirectly, and whether in cash, obligations, or securities of the Corporation or other property, other than dividends or distributions of Junior Stock which is neither convertible into nor exchangeable or exercisable for any securities of the Corporation other than Junior Stock or rights, warrants, options or calls exercisable or exchangeable for or convertible into Junior Stock or (D) permit any corporation or other entity controlled directly or indirectly by the Corporation to purchase or otherwise acquire or redeem any shares of Junior Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into shares of Junior Stock.

         (e) Dividends in arrears with respect to the outstanding shares of Series B Preferred may be declared and paid or set apart for payment at any time and from time to time, without reference to any regular Dividend Payment Date, to the holder or holders of record as they appear on the stock books of the Corporation at the close of business on the Record Date established with respect to such payment in arrears. If there shall be outstanding shares of Parity Stock, and if the payment of dividends on any shares of the Series B Preferred or the Parity Stock is in arrears, the Corporation, in making any dividend payment on account of any shares of the Series B Preferred or Parity Stock, shall make such payment ratably upon all outstanding shares of the Series B Preferred and Parity Stock in proportion to the respective amounts of accumulated dividends in arrears upon such shares of the Series B Preferred and Parity Stock to the date of such dividend payment. The Holder or holders of Series B Preferred shall not be entitled to any dividends, whether payable in cash, obligations or securities of the Corporation or other property, in excess of the accumulated dividends on shares of Series B Preferred. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or other payment or payments which may be in arrears with respect to the Series B Preferred. All dividends paid with respect to the Series B Preferred shall be paid pro rata to the holders entitled thereto.

         (f) Subject to the foregoing provisions hereof and applicable law, the Board of Directors (i) may declare and the Corporation may pay or set apart for payment dividends on any Junior Stock or Parity Stock, (ii) may make any payment on account of or set apart payment for a sinking fund or other similar fund or agreement for the purchase or other acquisition, redemption, retirement or other requirement of, or with respect to, any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stock or Parity Stock, (iii) may make any distribution in respect to any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stock or Parity Stock, whether directly or indirectly, and whether in cash, obligations or securities of the Corporation or other property and (iv) may purchase or otherwise acquire, redeem or retire any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stock or Parity Stock, and the holder or holders of the Series B Preferred shall not be entitled to share therein.

         4. Voting Rights. The holder or holders of Series B Preferred shall have no right to vote for any purpose, except as required by applicable law and except as provided in this Section 4.

         (a) So long as any shares of Series B Preferred remain outstanding, the affirmative vote of the holder or holders of at least a majority (or such greater number as required by applicable law) of the votes entitled to be cast with respect to the then outstanding Series B Preferred, voting separately as one class, at a meeting duly held for that purpose, shall be necessary to repeal, amend or otherwise change any of the provisions of the articles of incorporation of the Corporation in any manner which materially and adversely affects the rights or preferences of the Series B Preferred. For purposes of the preceding sentence, the increase (including the creation or authorization) or decrease in the amount of authorized capital stock of any class or series (excluding the Series B Preferred) shall not be deemed to be an amendment which materially and adversely affects the rights or preferences of the Series B Preferred.

         (b) The holder or holders of Series B Preferred shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as if one class. Each share of Series B Preferred in such case shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred could have been converted on the record date for determining the holders of Common Stock entitled to vote on a particular matter.

         5. Optional Redemption. (a) The Series B Preferred shall be redeemable, in whole or in part at any time and from time to time, to the extent permitted by applicable law, at the option of the Corporation, (i) on or before December 31, 1994, if (A) there is a change in any statute, rule or regulation of the United States of America which has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the Series B Preferred when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series B Preferred are initially issued, or (B) the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of ss. 401(a) and ss. 4975(e)(7) of the Internal Revenue Code of 1986, as amended, or (C) the Plan is terminated by the Board of Directors or otherwise, at the greater of (1) $144.30 per share plus accumulated and unpaid dividends, without interest, to and excluding the date fixed for redemption, or
(2) the Fair Market Value of the Series B Preferred redeemed, or (ii) after December 31, 1994, at the following redemption prices per share if redeemed during the twelve (12)-month period ending on and including December 31 in each of the following years:


                                                     REDEMPTION PRICE
         YEAR                                            PER SHARE
         ----                                        ----------------
         1995                                            $149.52
         1996                                             148.22
         1997                                             146.92
         1998                                             145.62
         1999 and thereafter                              144.30

plus accumulated and unpaid dividends, without interest, to and excluding the date fixed for redemption.

         (b) Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (d) of this Section S. On and after the date fixed for redemption, dividends on shares of Series B Preferred called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding and all rights in respect of such shares shall cease, except the right to receive the redemption price.

         (c) Unless otherwise required by law, notice of redemption shall be sent to the holder or holders of Series B Preferred at the address shown on the books of the Corporation by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred to be redeemed and, if fewer than all the shares are to be redeemed, the number of such shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue from and after such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the then current Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred at the time. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price.

         (d) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at the average Current Market Price for the five (5) consecutive trading days ending on the trading day next preceding the date of redemption.

         6. Other Redemption Rights. Shares of Series B Preferred shall be redeemed by the Corporation at the option of the holder at any time and from time to time, to the extent permitted by applicable law, upon notice to the Corporation accompanied by the properly endorsed certificate or certificates given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such redemption, when and to the extent necessary (a) for such holder to provide for distributions required to be made under The

St. Paul Companies, Inc. Savings Plus Preferred Stock Ownership Plan and Trust, an employee stock ownership plan and trust within the meaning of ss. 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Plan and Trust"), as the same may be amended, or any successor plans, or (b) for such holder to make payment of principal or interest due and payable (whether as scheduled or upon acceleration) on the 9.40% Note dated January 24, 1990, due January 31, 2005 made by Norwest Bank Minnesota, National Association, not individually but solely as Trustee for the Plan and Trust, payable to the order of St. Paul Fire and Marine Insurance Company or registered assigns, in the principal amount of One Hundred Fifty Million Dollars ($150,000,000) or other indebtedness of the Plan and Trust or if funds otherwise available are not adequate to make a required payment pursuant to such Note or other indebtedness, in each case at a redemption price of the greater of (1) $144.30 per share plus accumulated and unpaid dividends, without interest, to and excluding the date fixed for redemption, or (2) the Fair Market Value of the Series B Preferred redeemed. Upon surrender of the shares to be redeemed, such shares shall be redeemed by the Corporation on the date fixed for redemption and at the applicable redemption price and such price shall be paid within five (5) Business Days after such date of redemption, without interest. The terms and provisions of Sections 5(b) and 5(d) are applicable to any redemption under this Section 6.

         7. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder or holders of outstanding shares of Series B Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets shall be made to the holders of shares of Junior Stock, an amount equal to One Hundred Dollars ($100.00) per share. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred and any Parity Stock are not paid in full, the holder or holders of the Series B Preferred and of such Parity Stock shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holder or holders of the Series B Preferred of the full preferential amount provided for in this
Section 7 and after the payment of any other preferential amounts to the holder or holders of other equity securities of the Corporation, the holder or holders of the Series B Preferred shall be entitled to share in distributions of any remaining assets with the holders of Common Stock, pro-rata on an as-if-converted basis, to the extent of $44.30 per share plus accumulated and unpaid dividends, without interest, to and excluding the date fixed for such distribution of assets. Written notice of any liquidation, dissolution or winding up of the Corporation shall be given to the holder or holders of Series B Preferred not less than twenty (20) days prior to the payment date. Neither the voluntary sale, conveyance exchange or transfer (for cash, securities or other consideration) of all or any part of the property or assets of the Corporation, nor the consolidation or merger or other business combination of the Corporation with or into any other corporation or corporations, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

         8. Conversion Rights. (a) The holder of any Series B Preferred shall have the right, at the holder's option, at any time and from time to time, to convert any or all of such shares into the number of shares of Common Stock of the Corporation determined by dividing One Hundred Forty-four and 30/100 Dollars ($144.30) for each share of Series B Preferred to be converted by the then effective Conversion Price per share of Common Stock, except that if any shares of Series B Preferred are called for redemption by the Corporation or submitted for redemption by the holder thereof, according to the terms and provisions of this Resolution, the conversion rights pertaining to such shares shall terminate at the close of business on the date fixed for redemption (unless the Corporation defaults in the payment of the applicable redemption price). No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred, but if such conversion results in a fraction, an amount shall be paid in cash by the Corporation to the converting holder equal to same fraction of the Current Market Price of the Common Stock on the effective date of the conversion.

           (b) The initial conversion price, which is Seventy-two and 15/100 Dollars ($72.15) per share of Common Stock, shall be subject to appropriate adjustment from time to time as follows and such initial conversion price or the latest adjusted conversion price is referred to in this Resolution as the "Conversion Price":

           (i) In case the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred is outstanding (A) pay a dividend in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of the Series B Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such action had such shares of the Series B Preferred been converted immediately prior thereto. An adjustment made pursuant to this Section 8(b)(i) shall become effective retroactively to immediately after the record date for determination of the shareholders entitled to receive the dividend in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

         (ii) In case the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred is outstanding, distribute or issue rights, warrants, options or calls to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock), at a per share price less than the Current Market Price on the record date referred to below, the Conversion Price shall be adjusted so that it shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the record date of the distribution or issuance of such rights, warrants, options or calls by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. For the purpose of this Section 8(b)(ii), the distribution or issuance of rights, warrants, options or calls to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights, warrants, options or calls to purchase the shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock; provided, however, that if all of the shares of Common Stock subject to such rights, warrants, options or calls have not been issued when such rights, warrants, options or calls expire, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the distribution or issuance of such rights, warrants, options or calls been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants, options or calls. An adjustment made pursuant to this Section 8(b)(ii) shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, warrants, options or calls. This Section 8(b)(ii) shall be inapplicable with respect to any rights issued or to be issued pursuant to or governed by the Rights Agreement.

         (iii) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (a) any right or warrant now or hereafter outstanding to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (b) any rights issued or to be issued pursuant to or governed by the Rights Agreement and (c) any employee, officer or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of Sections 8(b)(v) and (vii), the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (x) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (y) the Fair Market value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance (a) to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), (b) pursuant to any employee, officer or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, (c) of rights issued or to be issued pursuant to or governed by the Rights Agreement and (d) which is covered by the terms and provisions of Section 8(b)(ii) hereof, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount, then, subject to the provisions of Sections 8(b)(v) and (vii) hereof, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of
(I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of
(x) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

         (iv) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred are outstanding, make an Extraordinary Distribution in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8(c) hereof does not apply) or effect a Pro Rata Repurchase of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to Sections 8(b)(v) and (vii) hereof, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the difference between (a) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and (b) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B Preferred (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred may be converted at such time.

         (v) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to this Section 8, the Board of Directors shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors (which adjustment shall in no event adversely affect the rights or preferences of the Series B Preferred as set forth herein). The determination of the Board of Directors as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this
Section 8(b)(v), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation.

         (vi) In addition to the foregoing adjustments, the Corporation may, but shall not be required to, make such adjustments in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall either not be taxable to the recipients or shall be taxable to the recipients to the minimum extent reasonable under the circumstances, as determined by the Board of Directors in its sole discretion.

         (vii) In no event shall an adjustment in the Conversion Price be required unless such adjustment would result in an increase or decrease of at least one percent (1%) in the Conversion Price then in effect; provided, however, that any such adjustments that are not made shall be carried forward and taken into account in determining whether any subsequent adjustment is required. In no event shall the Conversion Price be adjusted to an amount less than any minimum required by law. Except as set forth in this Section 8, the Conversion Price shall not be adjusted for the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or carrying the right or option to purchase or otherwise acquire the foregoing, in exchange for cash, other property or services.

         (viii) Whenever an adjustment in the Conversion Price is required, the Corporation shall forthwith place on file with its transfer agent (or if the

Corporation performs the functions of a transfer agent, with the corporate secretary) a statement signed by its chief executive officer or a vice president and by its secretary, assistant secretary or treasurer, stating the adjusted Conversion Price determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. As soon as practicable after the adjustment of the Conversion Price, the Corporation shall mail a notice thereof to each holder of shares of the Series B Preferred of such adjustment.

         (ix) In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the holder of any shares of Series B Preferred hereafter surrendered for conversion shall be entitled to receive any securities other than shares of Common Stock, thereafter the amount of such other securities so receivable upon conversion of any shares of Series B Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly as equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8, and the provisions of this Section 8 with respect to the Common Stock shall apply on like terms to any such other securities.

         (c) In case of any consolidation or merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving corporation), or in case of any sale or transfer of substantially all the assets of the Corporation, or in case of reclassification, capital reorganization or change of outstanding shares of Common Stock (other than combinations or subdivisions described in Section 8(b)(i) and other than Extraordinary Distributions described in Section 8(b)(iv)), there shall be no adjustment to the Conversion Price then in effect, but appropriate provisions shall be made so that any holder of Series B Preferred shall be entitled, after the occurrence (or, if applicable, the record date) of any such event ("Transaction"), to receive on conversion the consideration which the holder would have received had the holder converted such holder's Series B Preferred to Common Stock immediately prior to the occurrence of the Transaction and had such holder, if applicable, elected to receive the consideration in the form and manner elected by the plurality of the electing holders of Common Stock. In any such Transaction, effective provisions shall be made to ensure that the holder or holders of the Series B Preferred shall receive the consideration that they are entitled to receive pursuant to the provisions hereof, and in particular, as a condition to any consolidation or merger in which the holders of securities into which the Series B Preferred is then convertible are entitled to receive equity securities of another corporation, such other corporation shall expressly assume the obligation to deliver, upon conversion of the Series B Preferred, such equity securities as the holder or holders of the Series B Preferred shall be entitled to receive pursuant to the provisions hereof. Notwithstanding the foregoing provisions of this Section 8(c), in the event the consideration to be received pursuant to the provisions hereof is not to be constituted solely of employer securities within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, or any successor provisions of law, and of a cash payment in lieu of any fractional securities, then the outstanding shares of Series B Preferred shall be deemed converted by virtue of the Transaction immediately prior to the consummation thereof into the number and kind of securities into which such shares of Series B Preferred could have been voluntarily converted at such time and such securities shall be entitled to participate fully in the Transaction as if such securities had been outstanding on the appropriate record, exchange or distribution date. In the event the Corporation shall enter into any agreement providing for any Transaction, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of the Transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred and each such holder shall have the right, to the extent permitted by applicable law, to elect, by written notice to the Corporation, to receive, upon consummation of the Transaction (if and when the Transaction is consummated), from the Corporation or the successor of the Corporation, in redemption of such Series B Preferred, a cash payment per share equal to the amount determined according to the following table, with the redemption date to be deemed to be the same date that the Transaction giving rise to the redemption election is consummated:



TRANSACTION
CONSUMMATED IN YEAR                         REDEMPTION PRICE
ENDING DECEMBER 31                              PER SHARE
-------------------                         ----------------
1990                                            $156.02
1991                                             154.72
1992                                             153.42
1993                                             152.12
1994                                             150.82
1995                                             149.52
1996                                             148.22
1997                                             146.92
1998                                             145.62
1999 and thereafter                              144.30


plus accumulated and unpaid dividends, without interest, to and excluding such deemed redemption date. No such notice of redemption by the holder of Series B Preferred shall be effective unless given to the Corporation prior to the close of business at least two (2) Business Days prior to consummation of the Transaction.

         (d) The holder or holders of Series B Preferred as they appear on the stock books of the Corporation at the close of business on a dividend payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the subsequent conversion thereof or the Corporation's default on payment of the dividend due on such Dividend Payment Date; provided, however, that the holder or holders of Series B Preferred subject to redemption on a redemption date after such Record Date and before such Dividend Payment Date shall not be entitled under this provision to receive such dividend on such Dividend Payment Date. However, shares of Series B Preferred surrendered for conversion during the period after any dividend payment Record Date and before the corresponding Dividend Payment Date (except shares subject to redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. The holder or holders of Series B Preferred as they appear on the stock books of the Corporation at the close of business on a dividend payment Record Date who convert shares of Series B Preferred on a Dividend Payment Date shall be entitled to receive the dividend payable on such Series B Preferred by the Corporation on such Dividend Payment Date, and the converting holders need not include payment in the amount of such dividend upon surrender of shares of Series B Preferred for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends (whether or not accumulated and in arrears) on converted shares or for dividends on the shares of Common Stock issuable upon such conversion.

         (e) Each conversion of shares of Series B Preferred into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted, accompanied by instruments of transfer satisfactory to the Corporation and sufficient to transfer such shares to the Corporation free of any adverse claims (the "Converting Shares"), at the principal executive office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holder or holders of Series B Preferred) at any time during its respective usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into such number of shares of Common Stock into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses and federal taxpayer identification numbers) and denominations in which the certificate or certificates for the Converted Shares are to be issued, shall include instructions for the delivery thereof and shall include such other information as the Corporation or its agents may reasonably request. Promptly after such surrender and the receipt of such written notice and the receipt of any required transfer documents and payments representing dividends as described above, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder (without cost to the holder) a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares of Series B Preferred which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted.

         (f) Such conversion, to the extent permitted by applicable law, shall be deemed to have been effected at the close of business on the date on which such certificate or certificates shall have been surrendered and such notice and any required transfer documents and payments representing dividends shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance herewith, such Converted Shares shall be deemed to be fully paid and nonassessable. From and after the effectiveness of any such conversion, shares of the Series B Preferred so converted shall, upon compliance with applicable law, be restored to the status of authorized but unissued undesignated shares, until such shares are once more designated as part of a particular series by the Board of Directors.

         (g) Notwithstanding any provision herein to the contrary, the Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Series B Preferred into shares of Common Stock unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law.

         (h) The Corporation will pay any and all stamp, transfer or other similar taxes that may be payable in respect of the issuance or delivery of Common Stock received upon conversion of the shares of Series B Preferred, but shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that in which such shares of Series B Preferred were registered and no such issuance or delivery shall be made unless and until the person requesting such conversion shall have paid to the Corporation the amount of any and all such taxes or shall have established to the satisfaction of the Corporation that such taxes have been paid in full.

         (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its duly authorized shares of Common Stock or other securities as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred.

         (j) Whenever the Corporation shall issue shares of Common Stock upon conversion of shares of Series B Preferred as contemplated by this Section 8, the Corporation shall issue together with each such share of Common Stock one Right (as defined in the Rights Agreement) pursuant to the terms and provisions of the Rights Agreement.

         9. Transfer Restriction. Shares of Series B Preferred shall be issued only to the Plan and Trust and the certificate or certificates representing such shares so issued may be registered in the name of the Plan and Trust or in the name of one or more Trustees acting on behalf of the Plan and Trust (or the nominee name of any such trustee). In the event the Plan and Trust, acting through any such trustee or otherwise, should transfer beneficial or record ownership of one or more shares of Series B Preferred to any person or entity, the shares of Series B Preferred so transferred, upon such transfer and without any further action by the Corporation or the Plan and Trust or anyone else, shall be automatically converted, as of the time of such transfer, into shares of Common Stock on the terms otherwise provided for the voluntary conversion of shares of Series B Preferred into shares of Common Stock pursuant to Section 8 hereof and no transferee of such share or shares shall thereafter have or receive any of the rights and preferences of the shares of Series B Preferred so converted. Certificates representing shares of Series B Preferred shall be legended to reflect the aforesaid restriction on transfer. Shares of Series B Preferred may also be subject to restrictions on transfer which relate to the securities laws of the United States of America or any state or other jurisdiction thereof.

         10. No other Rights. The shares of Series B Preferred shall not have any rights or preferences, except as set forth herein or as otherwise required by applicable law.

         11. Rules and Regulations. The Board of Directors shall have the right and authority from time to time to prescribe rules and regulations as it may determine to be necessary or advisable in its sole discretion for the administration of the Series B Preferred in accordance with the foregoing provisions and applicable law.

         12. Definitions. For purposes of this Resolution, the following definitions shall apply:

"Adjustment Period" shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.

"Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

"Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors or a committee thereof.

"Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series B Preferred are outstanding) (i) of cash (other than a regularly scheduled quarterly dividend not exceeding 135% of the average quarterly dividend for the four quarters immediately preceding such dividend), where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Section 8(b)(ii) or (iii) hereof), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of Section 8(b)(iv) hereof shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends (other than regularly scheduled dividends not exceeding 135% of the aggregate quarterly dividends for the preceding period of twelve (12) months) which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to Section 8(b)(iv) hereof.

"Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors or such committee. The Fair Market Value of the Series B Preferred for purposes of Section 5(a) hereof and for purposes of Section 6 hereof shall be as determined by an independent appraiser, appointed by the Corporation in accordance with the provisions of the Plan and Trust, as of the most recent Valuation Date, as defined in the Plan and Trust.

"Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the

Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

"Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this definition, shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18, as in effect under the Exchange Act, on the date shares of Series B Preferred are initially issued by the Corporation or on such other terms and conditions as the Board of Directors or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

                           CERTIFICATE OF DESIGNATION

                                       OF

                          THE ST. PAUL COMPANIES, INC.

                 Series C Cumulative Convertible Preferred Stock


            THE UNDERSIGNED, Bruce A. Backberg, the Vice President and Corporate Secretary of The St. Paul Companies, Inc. (the "Corporation"), does hereby certify that pursuant to Minnesota Statutes Section 302A.401, Subd.3(a), resolutions as hereinafter set forth were adopted by written consent executed by a majority of the Directors as of May 9, 1995.

         RESOLVED, that there is hereby established, out of the presently available undesignated shares of the Corporation, a series of Preferred Stock of the Corporation designated and having such terms and relative rights, preferences and privileges as set forth in Exhibit A attached hereto (the "Series C Preferred Stock").

         RESOLVED FURTHER, that the Vice President and Corporate Secretary or any Assistant Secretary of the Corporation shall prepare a Certificate of Designation describing the Series C Preferred Stock and cause the same to be filed with the Secretary of State of the State of Minnesota.


             IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation this 16th day of May, 1995.

                                 /s/ BRUCE A. BACKBERG
                                 ---------------------

                                 Bruce A. Backberg
                                   Vice President and Corporate
                                   Secretary

                                                                      EXHIBIT A

                  SECTION 1. Designation and Amount; Special Purpose; Restriction on Senior Series.

                  (A) The shares of this series of Preferred Stock shall be designated as "Series C Cumulative Convertible Preferred Stock" ("Series C Preferred Stock") and the number of shares constituting such series shall be 41,400, without par value.

                  (B) Shares of Series C Preferred Stock shall be issued by the conversion and exchange agent (the "Conversion Agent") for the Series C Preferred Stock only upon the exchange of 6% Convertible Subordinated Debentures due 2025 of the Corporation (the "Subordinated Debentures"), and accrued interest thereon following a valid exchange election (an "Exchange Election") by the holders of a majority of the aggregate liquidation preference of the outstanding 6% Convertible Monthly Income Preferred Securities, liquidation preference $50 per security (the "St. Paul Capital Preferred Securities"), of St. Paul Capital L.L.C., a Delaware limited liability company ("St. Paul Capital"), to cause the St. Paul Capital Preferred Securities then outstanding to be exchanged for depositary shares, each representing a one hundredth (1/100th) interest in a share of Series C Preferred Stock (the "Depositary Shares"), issued pursuant to the Deposit Agreement, dated as of May 16, 1995, among the Corporation, The Chase Manhattan Bank (National Association), as Depositary, and the holders from time to time of the receipts described therein (the "Deposit Agreement"), in the manner prescribed in the Amended and Restated Limited Liability Company Agreement of St. Paul Capital, dated as of May 16, 1995 (the "L.L.C. Agreement").

                  (C) So long as any St. Paul Capital Preferred Securities are outstanding, the Corporation shall not authorize or issue any other class or series of capital stock ranking senior as to the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series C Preferred Stock without the approval of the holders of not less than 66% of the aggregate liquidation preference of the St. Paul Capital Preferred Securities then outstanding.

                  SECTION 2.  Dividends and Distributions.

                  (A)(1) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends in an amount per share per annum equal to $300 (equivalent to a rate per annum of 6% of the stated liquidation preference of $5,000 per share of Series C Preferred Stock), calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and for any period shorter than a full monthly dividend period, dividends will be computed on the basis of the actual number of days elapsed in such period, and payable in United States dollars monthly in arrears on the last day of each calendar month of each year.

                   (2) Dividends, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, shall be paid on the last day of each month. Such dividends will accrue and be cumulative whether or not they have been earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends. Dividends on the Series C Preferred Stock shall be cumulative from the date of the Exchange Election. Accumulated but unpaid dividends, if any (including arrearages at the rate of 6% per annum compounded monthly), on the St. Paul Capital Preferred Securities on the date of the Exchange Election shall constitute, and be treated as, accumulated and unpaid dividends on the Series C Preferred Stock as of the date of the issuance thereof. The record date for each dividend payment date shall be the day immediately preceding such dividend payment date, provided that such day is a day on which banking institutions in The City of New York are not authorized or obligated by law or executive order to be closed (a "Business Day"). In the event that any date on which dividends are payable on the Series C Preferred Stock is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                  (B) In the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment when due, then the Corporation shall not, and shall not permit any direct or indirect majority-owned subsidiary of the Corporation (except any of The John Nuveen Company, a Delaware corporation, and its consolidated subsidiaries) to, declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any Pari Passu Stock or Junior Stock (each as defined herein) (other than as a result of a reclassification of Pari Passu Stock or Junior Stock or the exchange or conversion of one class or series of Pari Passu Stock or Junior Stock for another class or series of Pari Passu Stock or Junior Stock, respectively), or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee Agreement dated as of May 16, 1995 of the Corporation in favor of the holders of St. Paul Capital Preferred Securities with respect to such securities or dividends or guarantee payments to the Corporation).

                  When dividends are not paid in full, all dividends declared upon the Series C Preferred Stock and all dividends declared upon any Pari Passu Stock shall be paid ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Stock and accumulated and unpaid on such Pari Passu Stock. "Pari Passu Stock" means the Series B Convertible Preferred Stock, liquidation preference $100 per share (the "Senior B Preferred Stock") of the Corporation, together with any preference stock or preferred stock of the Corporation, or any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any affiliate of the Corporation, ranking, in such case, as to the payment of dividends and amounts upon liquidation, dissolution and winding-up on a parity with the Series C Preferred Stock. "Junior Stock" means Common Stock, the Series A Junior Participating Preferred Stock, without par value, of the Corporation, and any other class or series of capital stock of the Corporation or any of its affiliates which by its express terms ranks junior in the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series C Preferred Stock.

                  SECTION 3. Voting Rights.

                  (A) In the event that full cumulative dividends on the Series C Preferred Stock have not been paid for 18 monthly dividend periods (including for this purpose any arrearage with respect to St. Paul Capital Preferred Securities), the number of directors of the Corporation constituting the entire Board of Directors shall be increased by two (2) persons and the holders of the Series C Preferred Stock shall have the right to elect two persons to fill such positions at any regular meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock called as hereinafter provided. Whenever all arrearages of dividends on the Series C Preferred Stock then outstanding shall have been paid and dividends thereon for the current monthly period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock to elect such additional two (2) directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock shall forthwith terminate and the number of directors of the Corporation shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of the Series C Preferred Stock, the Secretary of the Corporation may, and upon the written request for a special meeting signed by the holders of at least 10% of all outstanding Series C Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Preferred Stock for the election of the two (2) directors to be elected by them as herein provided; such call to be made by notice similar to that provided for in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Corporation. The directors elected at any such special meeting shall hold office until the next regular meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock, a successor shall be elected by the Board of Directors to serve until the next regular meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the Series C Preferred Stock or the successor of such remaining director.

                  (B) Except as otherwise required by law or set forth herein, holders of Series C Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action. So long as any shares of Series C Preferred Stock are outstanding, the consent of the holders of not less than 66% of the outstanding shares of Series C Preferred Stock, given in person or by proxy either at a regular meeting or at a special meeting called for that purpose, at which the holders of Series C Preferred

Stock shall vote separately as a series, shall be necessary for effecting, validating or authorizing any one or more of the following:

                  (1) The amendment, alteration or repeal of any of the provisions of the Restated Articles of Incorporation, as amended, of the Corporation, or any amendment thereto or any other certificate filed pursuant to law (including any such amendment, alteration or repeal effected by any merger or consolidation to which the Corporation is a party) that would adversely affect any of the rights, powers or preferences of outstanding shares of Series C Preferred Stock; PROVIDED, HOWEVER, that any amendment or amendments to the provisions of the Restated Articles of Incorporation, as amended, so as to authorize or create, or to increase the authorized amount of, any Pari Passu Stock or any Junior Stock shall not be deemed to adversely affect the voting powers, rights or preferences of the holders of the Series C Preferred Stock;

                  (2) The creation of any shares of any class or series or any security convertible into shares of any class or series of capital stock ranking prior to the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation or in the payment of dividends; or

                  (3) Any merger or consolidation with or into, or any sale, transfer, exchange or lease of all or substantially all of the assets of the Corporation to, any other corporation, in either case that would adversely affect any of the rights, powers or preferences of outstanding shares of Series C Preferred Stock; provided, that so long as the convertible subordinated debentures of the Corporation issued pursuant to the Indenture, dated as of May 16, 1995, among the Corporation, St. Paul Capital L.L.C. ("St. Paul Capital") and The Chase Manhattan Bank (National Association), as Trustee, are exchangeable for shares of Series C Preferred Stock, that the consent of the holders of not less than 66_% of the aggregate liquidation preference of the 6% Convertible Monthly Income Preferred Securities of St. Paul Capital, given in person or by proxy at a meeting called for that purpose, shall be necessary for effecting validity or authorizing any one or more of the foregoing actions.

                  (C) For purposes of this Section 3, while St. Paul Capital Preferred Securities are outstanding and owned by any entity other than the Corporation, St. Paul Capital, or their subsidiaries or affiliates, any St. Paul Capital Preferred Securities owned by the Corporation, St. Paul Capital or their subsidiaries or affiliates shall not have the voting rights referred to in this Section.

                  SECTION 4.  Redemption.

                  (A) If at any time following the Conversion Expiration Date (as defined below), less than five percent (5%) of the shares of Series C Preferred Stock remain outstanding, such shares of Series C Preferred Stock are redeemable, at the option of the Corporation, in whole but not in part, from time to time, at a redemption price equal to the liquidation preference, plus accumulated and unpaid dividends, whether or not earned or declared, to the date of redemption (the "Redemption Price").

                  (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series C Preferred Stock by first-class mail, postage prepaid, mailed not less than thirty (30), nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the Redemption Price; (iii) the place or places where receipts for Depositary Shares representing such shares are to be surrendered for payment of the Redemption Price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon surrender of the receipts for Depositary Shares representing the shares so called for redemption (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation on the date fixed for redemption at the Redemption Price.

                  SECTION 5.  Liquidation, Dissolution or Winding-Up.

                  (A) Upon any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Corporation, the holders of Series C Preferred Stock at the time outstanding will be entitled to receive out of the net assets of the Corporation available for payment to shareholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series C Preferred Stock in respect of distributions upon liquidation, dissolution, winding-up or termination of the Corporation, before any amount shall be paid or distributed with respect to any Junior Stock, liquidating distributions in the amount of $50 per share plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for distribution. If, upon any liquidation, dissolution, winding-up or termination of the Corporation, the amounts payable with respect to the Series C Preferred Stock and the Pari Passu Stock are not paid in full, the holders of the Series C Preferred Stock and the Pari Passu Stock shall share ratably in any distribution of assets based on the proportion of their full respective liquidation preference to the entire amount of the unpaid aggregate liquidation preference of the Series C Preferred Stock and the Pari Passu Stock. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 5(A), the holders of shares of Series C Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

                  (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 5.

                  (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty
(20) days prior to any payment date stated therein, to the holders of Series C Preferred Stock, at the address shown on the books of the Corporation or the transfer agent for the Series C Preferred Stock; PROVIDED, HOWEVER, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                  SECTION 6.  Conversion Rights of Series C Preferred Stock.

                  The shares of Series C Preferred Stock are convertible at any time before the close of business on the Conversion Expiration Date (as defined in the L.L.C. Agreement), at the option of the holder thereof, into shares of Common Stock at the initial conversion price of $59 per share of Common Stock, subject to adjustment, as provided in Section 7 (as so adjusted, the "Conversion Price"). For this purpose, each share of Series C Preferred Stock shall be taken at $5,000.

                  Holders of record of Series C Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares of Series C Preferred Stock on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date but on or prior to such dividend payment date. Except as provided in the immediately preceding sentence, the Corporation will make no payment or allowance for accumulated and unpaid dividends, whether or not in arrears, on converted shares of Series C Preferred Stock.

                  No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

                  Any holder of shares of Series C Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series C Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series C Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series C Preferred Stock by the Corporation or the transfer agent for the Series C Preferred Stock, accompanied by written notice of conversion, on any day prior to the Conversion Expiration Date that is a Business Day. Such notice of conversion shall specify (i) the number of shares of Series C Preferred Stock to be converted and the name or names in which such holder desires the certificate or certificates for Common Stock and for any shares of Series C Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

                  Upon surrender of a certificate representing a share or shares of Series C Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof, at the address designated by such holder, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series C Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series C Preferred Stock that shall not have been converted.

                  The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series C Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective upon the surrender by such holder or such holder's designee of the certificate or certificates for the shares of Series C Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the close of business on the effective date of the conversion. No allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such effective date.

                  Whenever the Corporation shall issue shares of Common Stock upon conversion of shares of Series C Preferred Stock as contemplated by this
Section 6, the Corporation shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Shareholder Protection Rights Agreement, dated as of December 4, 1989 (the "Rights Agreement"), between the Corporation and First Chicago Trust Company of New York, as Rights Agent, as such Rights Agreement may from time to time be amended, or any similar rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of Common Stock of the Corporation (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

                  (i) On and after May 31, 1999, the Corporation shall have the right, at its option, to cause the conversion rights set forth in this Section to expire, provided that the Current Market Price (as defined below) of the Common Stock of the Corporation on each of 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, exceeds 120% of the Conversion Price in effect on such Trading Day;

                  (ii) In order to exercise its option to cause the conversion rights of holders of shares of Series C Preferred Stock to expire, the Corporation must issue a press release for publication on the Dow Jones News Service and such other print and electronic media as the Corporation shall select announcing the Conversion Expiration Date (the "Press Release") prior to the opening of business on the second Trading Day after a period in which the condition in the preceding paragraph has been met (but in no event prior to May 31, 1999). The Press Release shall state that the Corporation has elected to exercise its right to extinguish the conversion rights of holders of shares of Series C Preferred Stock, specify the Conversion Expiration Date and provide the Conversion Price of the Series C Preferred Stock and the Current Market Price of the Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Press Release. If the Corporation exercises the option described in this paragraph, the "Conversion Expiration Date" shall be a date selected by the Corporation which date shall be not less than 30 or more than 60 days after the date on which the Corporation issues the Press Release; and

                  (iii) In addition to issuing the Press Release, the Company shall send notice of the expiration of conversion rights (a "Notice of Conversion Expiration") by first-class mail to each record holder of shares of Series C Preferred Stock not more than four (4) Business Days after the Corporation issues the Press Release. Such Notice of Conversion Expiration shall state: (1) the Conversion Expiration Date; (2) the Conversion Price of the Series C Preferred Stock and the Current Market Price of the Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Notice of Conversion Expiration; (3) the place or places at which receipts for Depositary Shares representing shares of Series C Preferred Stock are to be surrendered prior to the Conversion Expiration Date for certificates representing shares of Common Stock; and (4) such other information or instructions as the Corporation deems necessary or advisable to enable a holder of shares of Series C Preferred Stock to exercise its conversion right hereunder. No defect in the Notice of Conversion Expiration or in the mailing thereof with respect to any shares of Series C Preferred Stock shall affect the validity of such notice with respect to any other share of Series C Preferred Stock. As of the close of business on the Conversion Expiration Date, the Series C Preferred Stock shall no longer be convertible into Common Stock. As used in this Section, "Current Market Price" of publicly traded shares of Common Stock for any day means the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Consolidated Transaction Tape, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading if the Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc., or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau

Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

                  The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series C Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding. All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, interests and other encumbrances. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Series C Preferred Stock that are at the time applicable), in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series C Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock then outstanding and convertible into shares of Common Stock.

                  SECTION 7.  Adjustment of Conversion Price.

                  (A) Adjustment of Conversion Price. The Conversion Price at which a share of Series C Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall pay or make a dividend or other distribution on any class or series of capital stock of the Corporation exclusively in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of any class or series of capital stock of the Corporation exclusively in Common Stock held in the treasury of the Corporation.

                  (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 7(a)) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case any rights or warrants referred to in this subparagraph
(ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                  (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (iv) Subject to the last sentence of this subparagraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 7(A), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 7(A)), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this
Section 7(A). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Price reduction required by subparagraph (i) or (ii) of this Section 7(A)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 7(A) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 7(A).

                  (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any regular cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this
Section 7(A)), or excluding all of such regular cash dividend if the annualized amount thereof per share of Common Stock does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day (as defined in Section 7(E)) next preceding the date of declaration of such dividend), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                  (vi) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 10% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day (as defined in Section 7(E)) next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (vii) For the purpose of any computation under subparagraphs
(ii), (iv), (v) and (vi) of this Section 7(A), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 7(E)) for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; PROVIDED, however, that if another event occurs that would require an adjustment pursuant to subparagraphs
(i) through (vi), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 7(A), in which case any such determination by the Board of Directors shall be set forth in a resolution of the Board of Directors and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

                  (viii) The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i), (ii),
(iii), (iv), (v) and (vi) of this Section 7(A), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period, and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series C Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                  (ix) Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph
(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (x) Whenever the Conversion Price is adjusted as herein provided:

                           (1) the Corporation shall compute the adjusted
                  Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series C Preferred Stock; and

                           (2) a notice stating that the Conversion Price has
                  been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Corporation to all record holders of shares of Series C Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                  (B) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property), then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series C Preferred Stock then outstanding shall have the right thereafter, to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 7(E)), the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Series C Preferred Stock could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 7(E)), to any adjustment in the Conversion Price required by the provisions of Section 7(D), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 7(D). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
7. The above provisions shall similarly apply to successive transactions of the foregoing type.

                  (C) Prior Notice of Certain Events. In case:

                  (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings that would not require an adjustment pursuant to 7(A)(iv) or (v) or (2) authorize a tender or exchange offer that would require an adjustment pursuant to 7(A)(vi);

                  (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

                  (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common

                  Stock is converted into other securities, cash or other property; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series C Preferred Stock, and shall cause to be mailed to the holders of record of the Series C Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen (15) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  (D) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 7 to the contrary, if any Fundamental Change (as defined in Section 7(E)) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each share of Series C Preferred Stock shall be convertible solely into common stock of the kind and amount received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided in the following clauses (D)(i) and (D)(ii).

For purposes of calculating any adjustment to be made pursuant to this Section 7(D) in the event of a Fundamental Change, immediately after such Fundamental
Change:

                  (i) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Series C Preferred Stock shall thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 7(E)) or the then applicable Reference Market Price (as defined in Section 7(E)) by a fraction of which the numerator shall be $50 and the denominator shall be an amount per share of Series C Preferred Stock determined by the Corporation in its sole discretion, after consultation with a nationally recognized investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Series C Preferred Stock had been redeemable during such period; and

                  (ii) in the case of a Common Stock Fundamental Change, the Conversion Price of the Series C Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 7(E)) and the denominator shall be the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price of the Series C Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a shareholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

                  (E) Definitions. The following definitions shall apply to terms used in this Section 7:

                  (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a shareholder for one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten (10) consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii),
(iii), (iv), (v) and (vi) of Section 7(A).

                  (2) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of such common stock, in each case on the principal national securities exchange on which such common stock is listed, if the common stock is listed on a national securities exchange, or the NASDAQ National Market System of the National Association of Securities Dealers, Inc., or, if the common stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

                  (3) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten (10) consecutive Trading Days referred to with respect to such Fundamental Change in
Section 7(E)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NASDAQ National Market System of the National Association of Securities Dealers, Inc.; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series C Preferred Stock continue to exist as outstanding shares of Series C Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Series C Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series C Preferred Stock.

                  (4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

                  (5) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                  (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten (10) consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii),
(iii), (iv), (v) and (vi) of Section 7(A).

                  (7) "Reference Market Price" shall initially mean $32.25 and in the event of any adjustment to the Conversion Price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $32.25 to the initial Conversion Price per share.

                  (8) "Trading Day" shall mean a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

                  (F) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series C Preferred Stock is first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies.

                  (G) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 7(A)(iv) or 7(A)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 7(A)(iv)), the holder of each share of Series C Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Series C Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; PROVIDED, HOWEVER, that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Series C Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Series C Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

                  (H) Stock Issuances; Multiple Adjustments. There shall be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 7. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Series C Preferred Stock.

                  SECTION 8. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

                  (A) The Series C Preferred Stock shall rank senior to all shares of Junior Stock and PARI PASSU (i.e., on a parity) with Pari Passu Stock of the Corporation as to the payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Corporation. The ranking of any subsequent series of Preferred Stock issued by the Corporation as compared to the Series C Preferred Stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Corporation shall be as specified in the Restated Articles of Incorporation, as amended, of the Corporation, the Certificate of Designation pertaining thereto and, if appropriate, shall also be subject to the provisions of paragraph (C) of Section 1 and paragraph (B) of
Section 3 hereof.

                  (B) The capital of the Corporation allocable to the Series C Preferred Stock for purposes of the Minnesota Business Corporation Act shall be $5,000 per share.

                  (C) Any shares of Series C Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares, or otherwise so acquired, shall be retired as shares of Series C Preferred Stock and restored to the status of authorized but unissued undesignated shares of the Corporation and may thereafter be reissued as part of a new series of Preferred Stock as permitted by law.

                  SECTION 9.  Miscellaneous.

                  (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice) with postage prepaid addressed: (i) if to the Corporation, to its office at 385 Washington Street, St. Paul, Minnesota 55102 (Attention: Secretary) or to the transfer agent for the Series C Preferred Stock, or such other agent of the Corporation designated as permitted by this paragraph, or (ii) if to any holder of the Series C Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                  (B) The term "Common Stock" as used herein means the Corporation's Common Stock, without par value, as the same exists at the date of filing of the Certificate of Designation relating to the Series C Preferred Stock (the "Certificate of Designation") with the Secretary of State of the state of Minnesota, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Section 7(B), shares of Common Stock issuable on conversion of shares of Series C Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation at the date of the filing of the Certificate of Designation with the Secretary of State of the state of Minnesota or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

                  (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involving the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  (D) In the event that a holder of shares of Series C Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series C Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series C Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

                  (E) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series C Preferred Stock.